EXHIBIT 99.1

Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
240-631-3280
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt Lintott
Senior Vice President, Global Public Affairs
240-631-3281
SchmittT@ebsi.com

EMERGENT BIOSOLUTIONS ANNOUNCES PRELIMINARY 2016 FINANCIAL RESULTS AND PROVIDES 2017 FINANCIAL OUTLOOK

GAITHERSBURG, MD, January 9, 2017— Emergent BioSolutions Inc. (NYSE: EBS) today announced preliminary unaudited 2016 financial results and guidance for 2017.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, said, "We are very pleased with our 2016 accomplishments. Operationally, we completed the spin-off of Aptevo Therapeutics, secured approval from the Food and Drug Administration for Building 55, secured substantial development funding for NuThrax, and announced two procurement opportunities for BioThrax, a five-year follow-on procurement contract with the Centers for Disease Control and Prevention and a notice of intent to procure from the Biomedical Advanced Research and Development Authority. These BioThrax contract actions support the current U.S. government post-exposure prophylaxis requirement for 25 million anthrax vaccine regimens, which equates to 75 million doses of BioThrax, as stated in the BARDA notice of intent. Financially, our core business remains strong as we remain committed to developing, commercializing and providing medical countermeasures that address serious public health threats worldwide while continuing to manage our costs and make strategic investments."

(I)	Preliminary Full Year 2016 Results (unaudited)

	Combined Basis (1)	Continuing Operations Basis (2)
Total Revenue	$500M to $505M	$480M to $485M
BioThrax® Sales	~$237M
Net Income	$44M to $48M	$60M to $64M
Adjusted Net Income (3)	$64M to $68M	$75M to $79M
EBITDA (3)	$100M to $104M	$131M to $135M
Cash	~$270M

(1)	The combined basis reflects the company's operations including the operations of the former biosciences business that was spun-off as Aptevo Therapeutics in August 2016.
(2)	The continuing operations basis excludes Aptevo operations.
(3)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

Revenue
On a combined basis, the company anticipates full year 2016 total revenue of $500 to $505 million, the midpoint of which represents a $20 million decline from 2015. This decline is due primarily to lower BioThrax® (Anthrax Vaccine Adsorbed) sales of approximately $237 million versus $294 million, and the impact of seven months of Aptevo-related revenues in 2016 versus a full year in 2015, offset by increases in Other Biodefense product sales and Contract & Grant revenue.

Net Income (GAAP and Adjusted)
On a combined basis, the company anticipates full year 2016 net income of $44 to $48 million, the midpoint of which represents a 27% decline from 2015. Full year 2016 adjusted net income was $64 to $68 million, the midpoint of which represents a 13% decline from 2015 (see "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table). The year-over-year decline reflects the impact of the decline in BioThrax sales.

Cash and Cash Equivalents
For the full year 2016, the company anticipates cash and cash equivalents at year end of approximately $270 million.

Note
The preliminary 2016 financial results are subject to revision and will be finalized upon the completion of the company's external audit, which is anticipated in late February 2017. Once the external audit is completed, the company may report financial results that could differ, and the differences could be material.

(II)	2017 Financial Outlook

Full Year 2017
Total Revenue	$500M to $530M
• BioThrax® Sales	$265M to $280M
Net Income	$60M to $70M
Adjusted Net Income (1)	$70M to $80M
EBITDA (1)	$135M to $145M

(1)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

Full Year 2017
For the full year of 2017, the company outlook includes the impact of continued deliveries of BioThrax to the strategic national stockpile (SNS) under the CDC follow-on procurement contract signed in December 2016, anticipated deliveries to the SNS under the BARDA notice of intent to procure, the timing of sales of certain Other Biodefense products, expanded capacity in our CMO services business and a significant reduction in Contract & Grant revenue due to completion of certain funded projects in 2016 that are not anticipated to recur in 2017. The outlook for 2017 further reflects the impact of the company's plan to address its operational and administrative costs, including anticipated restructuring charges, to ensure they are sized and aligned to support the company's growth. The outlook for 2017 does not include estimates for potential new corporate development or other M&A transactions.

Q1 2017
For the first quarter of 2017, the company anticipates total revenues of $120 to $135 million.

(III)	Reconciliation of GAAP Net Income to Adjusted Net Income and EBITDA

This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income (Combined Basis)

	Twelve Months Ended December 31,
($ in millions)	2017 (Forecast)	2016 (Estimated)	2015 (Actual)	Source
Net Income	$60.0 to $70.0	$44.0 to $48.0	$62.9	NA
Adjustments:
Acquisition-related costs (transaction & integration)	1.0	10.0	5.5	SG&A
Non-cash amortization charges	7.0	9.0	10.8	COGS, SG&A, Other Income
Impact of purchase accounting on inventory step-up	--	1.0	0.6	COGS
Restructuring and other	9.0	11.0	1.2	SG&A
Tax effect	(7.0)	(11.0)	(5.4)	NA
Total Adjustments	10.0	20.0	12.7	NA
Adjusted Net Income	$70.0 to $80.0	$64.0 to $68.0	$75.6	NA

Reconciliation of Net Income to Adjusted Net Income (Continuing Operations Basis)

	Twelve Months Ended December 31,
($ in millions)	2017 (Forecast)	2016 (Estimated)	Source
Net Income	$60.0 to $70.0	$60.0 to $64.0	NA
Adjustments:
Acquisition-related costs (transaction & integration)	1.0	2.0	SG&A
Non-cash amortization charges	7.0	9.0	COGS, SG&A, Other Income
Impact of purchase accounting on inventory step-up	--	1.0	COGS
Restructuring and other	9.0	11.0	SG&A
Tax effect	(7.0)	(8.0)	NA
Total Adjustments	10.0	15.0	NA
Adjusted Net Income	$70.0 to $80.0	$75.0 to $79.0	NA

Reconciliation of Net Income to EBITDA (Combined Basis)

	Twelve Months Ended December 31,
($ in millions)	2017 (Forecast)	2016 (Estimated)	2015 (Actual)	Source
Net Income	$60.0 to $70.0	$44.0 to $ 48.0	$62.9	NA
Adjustments:
+ Depreciation & Amortization	39.0	36.0	33.8	COGS, SG&A, R&D
+ Provision For Income Taxes	28.0	13.0	26.9	Income Taxes
+ Total Interest Expense	8.0	7.0	6.5	Other Income
Total Adjustments	75.0	56.0	67.2	NA
EBITDA	$135.0 to $145.0	$100.0 to $104.0	$130.1	NA

  Reconciliation of Net Income to EBITDA (Continuing Operations Basis)

	Twelve Months Ended December 31,
($ in millions)	2017 (Forecast)	2016 (Estimated)	Source
Net Income	$60.0 to $70.0	$60.0 to $ 64.0	NA
Adjustments:
+ Depreciation & Amortization	39.0	35.0	COGS, SG&A, R&D
+ Provision For Income Taxes	28.0	29.0	Income Taxes
+ Total Interest Expense	8.0	7.0	Other Income
Total Adjustments	75.0	71.0	NA
EBITDA	$135.0 to $145.0	$131.0 to $ 135.0	NA

PRESENTATION WEBCAST
The company will provide an update on the current business and discuss preliminary 2016 financial results, the forecast and corporate goals for 2017 and long term goals for 2020 during their presentation at the 35th Annual J.P. Morgan Healthcare Conference on January 10, 2017.

A live webcast of the presentation can be accessed through Emergent's website. Visit www.emergentbiosolutions.com and select the "Investors" section. An on-demand replay of the webcast can also be accessed in the investors section after the presentation has concluded.

About Emergent BioSolutions
Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, and any other statements containing the words "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, obtaining a BioThrax procurement contract from the Biomedical Advanced Research and Development Authority (BARDA) under the recently received notice of intent, discussions of the Company's outlook, financial performance or financial condition, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, product development, Emergency Use Authorization (EUA) or other regulatory approvals or expenditures and plans to increase our operational efficiencies and cost structure are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including our ability to obtain a BioThrax procurement contract from BARDA under the recent notice of intent; the availability of funding and the exercise of options under our BioThrax and NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant) contracts; appropriations for procurement of BioThrax and NuThrax; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the U.S. Food and Drug Administration within the anticipated timeframe, if at all; our ability to achieve our planned operational efficiencies and targeted levels of cost savings; availability of funding for our U.S. government grants and contracts; whether the operational, marketing and strategic benefits of the spin-off of our biosciences business can be achieved and the timing of any such benefits; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; the results of regulatory inspections; the outcome of the purported class action lawsuit filed against us and possible other future material legal proceedings; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities & Exchange Commission (SEC), when evaluating our forward-looking statements.

###